UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): July 11, 2006

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue Maryville, Tennessee 37801 (Address of Principal Executive Offices)

(865) 379-5700 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01– Entry into a Material Definitive Agreement

2006 Cash Bonus Plan

Ruby Tuesday, Inc. (the “Company”) maintains cash bonus plans for the Chief Executive Officer (“CEO”), the next four most highly compensated executive officers of the Company (the “Named Executive Officers”), and other executive officers of the Company. These cash bonus plans are intended to provide financial rewards to participants once Company performance goals are met.

On October 11, 2005, the Company’s Compensation and Stock Option Committee (“Compensation Committee”), in connection with a meeting of the Board of Directors, reviewed the performance goals under the cash bonus plans and determined that the financial impact of the 2005 hurricane season could undermine the cash bonus plans’ effectiveness at incentivizing management to drive financial performance in the remaining three quarters of the Company’s fiscal year. The Committee indicated that, in order to drive performance for the remainder of the year, it would evaluate bonus compensation at the end of the fiscal year and consider the impact from energy and hurricane-related events. On July 11, 2006, the Compensation Committee approved an earnings per share growth calculation that took into account the financial impact caused by energy costs and hurricane-related events. This earnings per share growth calculation was approved for use in determining certain bonuses paid under the cash bonus plans. The Compensation Committee also modified the same restaurant sales target in determining the bonuses paid under the cash bonus plans for the Named Executive Officers and other executive officers.

Adoption of 2007 Cash Bonus Plan

On July 11, 2006 the Compensation Committee approved the Fiscal Year 2007 cash bonus plan for the CEO, the Named Executive Officers, and other executive officers of the Company. The cash bonus potential for the CEO is 50% of base salary based on achievement of minimum performance objectives, 100% of base salary upon achievement of target performance objectives, 150% of base salary based on achievement of superior performance goals, and 175% of base salary based on achievement of maximum performance objectives.

For the Senior Vice President – Operations, the cash bonus potential is 40% of base salary based on achievement of minimum performance objectives, 80% of base salary based on achievement of target performance objectives, 120% of base salary on achievement of superior performance objectives and 160% of base salary based on achievement of maximum performance. The cash bonus potential for the Senior Vice President, Chief Financial Officer and the Senior Vice President, Chief Technology Officer is 30% of base salary upon achievement of minimum performance objectives, 60% of base salary upon achievement of target performance objectives, 90% of base salary upon achievement of superior performance objectives and 120% of base salary upon achievement of maximum performance objectives. For the remaining Named Executive Officers and other executive officers of the Company, the cash bonus potential is 25% of base salary upon achievement of minimum performance objectives, 50% of base salary for achievement of target performance objectives, 75% of base salary for achievement of superior performance objectives and 100% of base salary based on achievement of maximum performance goals.

Pursuant to the terms of the Incentive Bonus Plan for the CEO which is filed as an exhibit with the Company’s appropriate periodic filings under the Securities and Exchange Act of 1934, the Compensation Committee approved annual performance objectives for the CEO based on earnings per share growth and, subject to shareholder approval at the Company’s annual meeting, same restaurant sales growth and return on invested capital. The Compensation Committee also approved performance objectives in connection with the cash bonus plans for the Named Executive Officers and other executive officers of the Company for Fiscal Year 2007 which include same restaurant sales growth, earnings per share growth, and return on invested capital.

Modifications to Director Compensation

The Board of Directors previously approved certain modifications to the Company’s policy on outside Directors’ compensation. These modifications inadvertently abolished outside Directors compensation for special meetings or projects. As a result, on July 11, 2006, the Board of Directors approved a modification to outside Directors compensation which allows for outside Directors to be compensated between $2,500 and $5,000 per day for special meetings or projects performed for the Company. The Board of Directors also approved an increase in the annual retainer fee paid to the Chair of the Compensation Committee from $10,000 per year to $20,000 per year due to the increased responsibilities associated with this position.

Item 2.02.– Results of Operations and Financial Condition.

         On July 11, 2006, the Company issued a press release announcing the Company's financial results for the fiscal quarter ended June 6, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 11, 2006 the Company’s Board of Directors increased the number of directors of the Company from seven to eight and elected Kevin T. Clayton to serve as director effective July 11, 2006, as further described in a press release attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

The Board determined that, in its judgment, Mr. Clayton satisfied the requirements for “independence” set forth in the Company’s Corporate Governance Guidelines and the applicable rules of the New York Stock Exchange. There were no arrangements or understandings pursuant to which Mr. Clayton was elected or any relationships or related transactions between the Company and Mr. Clayton of the type required to be disclosed under applicable Securities and Exchange Commission rules. The Board also elected Mr. Clayton to serve on the Nominating and Governance Committee and the Compensation and Stock Option Committee.

Item 8.01 – Other Events

        On July 11, 2006 the Board of Directors approved a plan to pay an annual cash dividend of $0.50 per share to be paid semi-annually. As part of this plan, on July 11, 2006, the Board of Directors declared a $0.25 per share cash dividend, payable on August 8, 2006 to shareholders of record as of the close of business on July 24, 2006, as further described in a press release which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

          (d) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release dated July 11, 2006 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).
99.2	Press Release dated July 11, 2006 (this press release is being furnished pursuant to Item 5.02 of Form 8-K).

         SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc. (Registrant)
BY: /s/ Marguerite N. Duffy Marguerite N. Duffy Senior Vice President and Chief Financial Officer

Date: July 14, 2006